                                  EXHIBIT 21.1
                                  ------------

          SUBSIDIARIES OF THE REGISTRANT AS OF THE DISTRIBUTION DATE

I.   Subsidiaries of CIRCOR International, Inc:

     1. Spence Engineering Co., Inc., a Delaware Corporation

     2. KF Sales Corp., a Delaware Corporation

     3. Leslie Controls, Inc., a New Jersey Corporation

     4. Circle Seal Controls, Inc., a Delaware Corporation

     5. KF Industries, Inc., an Oklahoma Corporation

     6. CIRCOR, Inc., a Massachusetts Corporation

II.  Subsidiaries of Circle Seal Controls, Inc.:

     1. CIRCOR IP Holding Co., a Delaware Corporation

     2. Circle Seal Corporation, a Delaware Corporation

     3. Suzhou Watts Valve Co., Ltd. (JV), a Chinese Joint Venture

     4. Hoke, Inc., a New York Corporation

     5. Go Regulator, Inc., a California Corporation

III. Subsidiaries of KF Industries, Inc.:

     1. Pibiviesse SpA, an Italian Company

     2. IOG Canada Inc., a Canadian Corporation

IV.  Subsidiaries of Pibiviesse SpA:

     1. De Martin Srl, an Italian Company

V.   Subsidiaries of IOG Canada, Inc.:

     1. SSI Equipment Inc., a Canadian Corporation